Exhibit 99.1

Cara Therapeutics Appoints Joana Goncalves, M.D.,

as Chief Medical Officer

-    Former VP of Medical Affairs for Dermatology at Celgene to lead development

of KORSUVA™ in dermatological conditions    -

STAMFORD, Conn., Oct 23, 2018 – Cara Therapeutics, Inc. (Nasdaq:CARA), a biopharmaceutical company focused on developing and commercializing new chemical entities with a primary focus on the treatment of pruritus by selectively targeting peripheral kappa opioid receptors, today announced the appointment of Joana Goncalves, M.D., as Chief Medical Officer (CMO). Dr. Joseph Stauffer, Cara’s former CMO, will transition to a consulting role for the Company.

“We are very pleased to welcome Joana to the Cara team. She brings a wealth of clinical development and medical affairs expertise with novel dermatology products, which will be invaluable as we execute the late-stage development of KORSUVA™ in chronic kidney disease-associated pruritus, and further expand our clinical program into dermatologic conditions such as atopic dermatitis,” said Derek Chalmers, Ph.D., D.Sc., President and Chief Executive Officer of Cara Therapeutics. “We would also like to thank Joe Stauffer for all of his significant contributions to the Company over the last four years.”

“I am thrilled to join the leadership team at Cara at such an exciting stage in the development of KORSUVA,” said Dr. Goncalves. “Pruritus associated with dermatological diseases remains a prevalent clinical issue and, based on both clinical and preclinical data to date, I believe KORSUVA offers great potential to address this significant unmet need.”

Dr. Goncalves brings more than 17 years of leadership experience in the biopharmaceutical industry to Cara. Most recently, she served as Vice President, Medical Affairs for Dermatology and Neurology at Celgene Corporation where she was instrumental in planning and executing medical support activities for a number of programs, including OTEZLA® for psoriatic arthritis. Previously, Dr. Goncalves held the position of Vice President, Medical Strategy and Scientific Affairs at LEO Pharma Inc., the U.S. subsidiary of LEO Pharma A/S. She began her pharmaceutical career at Novartis Pharmaceuticals, working on a range of products across various therapeutic areas. Dr. Goncalves received her M.D. from the University of Cape Town, South Africa.

OTEZLA® is a registered trademark of Celgene Corporation.

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus and pain by selectively targeting peripheral kappa opioid receptors (KORs). Cara is developing a novel and proprietary class of product candidates, led by KORSUVA™ (CR845/difelikefalin), a first-in-class KOR agonist that targets the body’s peripheral nervous system, as well as certain immune cells. In Phase 2 trials, KORSUVA injection has demonstrated statistically significant reductions in itch intensity and concomitant improvement in quality of life measures in hemodialysis patients with moderate-to-severe chronic kidney disease-associated pruritus (CKD-aP), and is currently being investigated in Phase 3 trials in hemodialysis patients with CKD-aP. Additionally, in a recently completed Phase 2/3 trial in post-operative patients, I.V. CR845/difelikefalin has demonstrated reduction in moderate-to-severe pain, while also reducing the incidence and intensity of nausea and vomiting throughout the post-operative period.

The FDA has conditionally accepted KORSUVA™ as the trade name for difelikefalin injection. CR845/difelikefalin is an investigational drug product and its safety and efficacy have not been fully evaluated by any regulatory authority.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the future development of the Company’s product candidates, including the potential of CR845 to address medical needs in a range of pruritic conditions. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Cara’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Cara’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Cara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

###

MEDIA CONTACT:

Annie Starr

6 Degrees

973-415-8838

astarr@6degreespr.com

INVESTOR CONTACT:

Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael@sternir.com